UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 22, 2013
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On October 22, 2013, Bovie Medical Corporation (the “Company”) entered into a certain Fourth Amendment to Credit Documents (the “Fourth Amendment”) with PNC Bank, National Association (the “Bank”).  Pursuant to the Fourth Amendment, among other things: (i) the Company terminated that certain Revolving Loan Agreement with the Bank dated October 31, 2011, as amended; (ii) the definition of “Adjusted EBITDA” contained in that certain Credit Agreement dated October 31, 2011, as amended, relating to $4,000,000 in Pinellas County Industrial Development Revenue Bonds (the “Bonds”) Series 2008 (the “Credit Agreement”) was amended to exclude the one time payment on the judgment in favor of Leonard Keen in the approximate amount of $848,000, effective as of June 30, 2013; (iii) in addition to the payments of principal and interest otherwise required under the Bonds, from November 1, 2013 through and including September 1, 2014, the Company shall make additional principal payments of $12,000 per month and redeem the Bonds in full on October 1, 2014; and (iv) amended the covenant containing the Adjusted EBITDA targets, as more fully set forth in the Fourth Amendment.

The Amendment also grants the Bank a security interest in all of the Company’s personal property (excluding patents) as additional collateral to secure the Company’s obligations under the Credit Agreement.

THE FOREGOING IS A SUMMARY OF THE MATERAL TERMS OF THE FOURTH AMEDMENT AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS AND CONDITIONS CONTAINED IN THE FOURTH AMENDMENT.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits.

10.1	Fourth Amendment to Credit Documents, dated October 22, 2013, between the Company and the Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board